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                                  EXHIBIT 23.1

                     Consent of PricewaterhouseCoopers LLP,

                    Independent Certified Public Accountants,

                              dated March 17, 2004

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Pre-Effective Amendment No. Two to the Registration Statement on Form S-11 of our report dated February 25, 2004, relating to the financial statements and financial statement schedule of CNL Retirement Properties, Inc., and our report dated May 7, 2002, relating to the combined financial statements of American Retirement Communities Portfolio (a group of related properties acquired by CNL Retirement Properties, Inc.), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Orlando, Florida
March 17, 2004